UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 20, 2005


                               SWISS MEDICA, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                000-09489                98-0355519
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(State or other jurisdiction     (Commission             (IRS Employer
       of incorporation)         File Number)         Identification No.)


         53 Yonge Street, 3rd Floor
          Toronto, Ontario, Canada                         M5E 1J3
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  (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (416) 868-0202

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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         This Form 8-K and other reports filed by Swiss Medica, Inc. (the
"Registrant" or the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Item 1.01 Entry into a Material Definitive Agreement.

            Pursuant to a Subscription Agreement dated as of June 20, 2005 by and between the Registrant and Double U Master Fund, LP ("Purchaser"), the Company issued and sold a 15% secured note ("Note") in the principal amount of $560,000 to Purchaser on June 20, 2005. The Note is secured by the Registrant's inventory and proceeds of such inventory. The Note is due and payable on December 20, 2005. In addition, the Registrant issued to Purchaser, warrants ("Warrants") to purchase 500,000 shares of its common stock at $0.40 per share that expire on the fifth anniversary of the effective date of the registration statement registering shares underlying the Warrants. The Registrant paid a due diligence fee of $56,000 in connection with the Note and Purchaser's legal counsel fees of $3,000.

      Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

            (a) Disclosure of direct financial obligation

                      (1) On June 20, 2005, the Registrant became obligated to pay Purchaser amounts due under a 15% secured note in the principal amount of $560,000. The details of this Note are described in Item 1.01 listed above.

                        (2) The principal amount of the Note is $560,000 and interest accrues at 15% per annum. Interest is payable monthly commencing July 1, 2005. The interest rate will increase to 22% upon an event of default under the Note. Such default events, include, among other things, failure to pay amounts owed, breach of any material covenant, breach of representations and warranties, assignment for the benefit of a trustee, judgments in excess of $50,000 which remain for more than 45 days, bankruptcy, delisting of the Registrant's common stock from the principal trading market, and default under any other agreement between the Registrant and Purchaser. The Note shall be automatically accelerated upon the date Borrower receives equity or debt financing of $2,500,000.

                        (3) The Note is secured by the inventory and proceeds of such inventory of the Registrant under a Security Agreement dated as of June 20, 2005. Other material provisions of the Note are set forth under Item 1.01.

            (b) Off-Balance Sheet Arrangement: None



         Item 3.02 Unregistered Sale of Equity Securities.

                  The Company issued the Note and Warrants described under Item
         1.01 to the Purchaser on June 20, 2005. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933.


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         Item 9. Financial Statements and Exhibits

         (a) Financial Statements of Businesses Acquired.

         Not applicable.


         (b) Pro Forma Financial Information

         Not applicable


         (c) Exhibits.


        Exh. No.   Description
        --------   -----------

        10.1.      Subscription Agreement

        10.2.      Form of Secured Note

        10.3.      Form of Warrant

        10.4.      Security Agreement



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SWISS MEDICA, INC.
                                        (Registrant)

Date: January 28, 2005
                                        /s/ Bruce Fairbairn
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                                        Bruce Fairbairn, Chief Financial Officer